SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2012

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238
(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota		55318
(Address of principal executive offices)		(Zip Code)

Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 16, 2012, FSI International, Inc. (“FSI”) was served with two purported class action lawsuits by FSI shareholders. Both lawsuits are filed in Minnesota state court, Carver County, and name FSI, the individual directors of FSI and Tokyo Electron Limited as defendants. The first lawsuit is titled Barry Bragger v. Donald S. Mitchell, et al. and the second is titled Elizabeth Kuzio v. Donald S. Mitchell, et al. Both plaintiffs allege, among other things, that the directors of FSI breached their fiduciary duties in connection with FSI’s decision to enter into the merger agreement, and that Tokyo Electron has aided and abetted the FSI directors in committing such breach. In addition, the plaintiff in the Kuzio action alleges derivative claims on behalf of FSI for corporate waste, abuse of control, and breach of fiduciary duty. The plaintiffs in both actions seek declaratory and equitable relief, including an order enjoining consummation of the proposed transaction, plus an award of attorney’s fees, expenses, and costs. The plaintiff in the Bragger action also seeks damages in an unspecified amount. FSI believes that the allegations are without merit and intends to vigorously defend itself against the lawsuits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.

By:	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: August 17, 2012